Land Lease Agreement

Date: 9 January 2014

In accordance with the legal and regulatory requirements under the "Law of Land Administration of the People’s Republic of China”, this contract regarding land leasing was entered between China Southern Air Holding Company and China Southern Airlines Company Limited on the basis of equality, voluntariness and consideration through friendly negotiation.

Chapter 1 General Provisions

Article 1 Parties of this contract:

Lessor: China Southern Air Holding Company (CSAHC) (hereafter named “Party A”)

Legal address: Guangzhou Baiyun International Airport

Postal code: 510406

Lessee: China Southern Airlines Company Limited (hereafter named “Party B”)

Legal address: Guangzhou Economic and Technological Development Zone

Postal code: 510406

Article 2 Party A leases the land use right to Party B pursuant hereto. The ownership of the land covered shall be People’s Republic of China, and the land use rights thereof belong to Party A. Any underground resources, buried property and public utilities shall not be covered under the land use right granted hereunder.

Article 3 The legal rights of the use of land within the land use rights leased by Party B pursuant hereto and operating activities thereof are protected by the law of the State.

Chapter 2 Size, Term and Usage of the Leased Land

Article 4 Party A leases the land use right to Party B (see Appendix I for detailed description of the land). Transaction price was determined on a fair and reasonable basis and based on fair market rate, and will be no higher than the price and charging standard offered by other independent third parties.

Article 5 The land leased pursuant hereto shall be used for air transportation and auxiliary service facilities and welfare benefits. Any changes to the land usage as stipulated herein within the lease term shall be subject to approval of Party A.

Article 6 The term of the land use rights leased hereunder shall be 3 years effective from 1 January 2014.

Chapter 3 Rental Payments

Article 7 Party B agrees to pay Party A an annual rental of RMB 63,582,200 each year. Rental payment, provided by Party B to Party A on a quarterly basis, shall be settled within 15 days from the start date of the first month of each quarter by bank remittance. Within 5 days upon receipt of payment, Party A shall issue a receipt of the respective amount.

Article 8 Party B shall remit the rental payment to the bank account of Party A on or before the respective required payment date. Should there be any changes to the bank account, Party A shall notify Party B in written form within 10 days after such changes. Party B shall not be liable for any delay in payment(s) arising from late payment(s) due to failure to give timely notice.

Article 9 Should there be any laws, regulations or administrative orders requiring to contribute, fully or partially, the rental payments received by Party A from Party B, Party A shall be liable to comply such laws, regulations or administrative orders. In the event of any loss(es) in Party B arising from violation of Party A of the forementioned requirements, Party A shall fully compensate Party B on such loss(es).

Chapter 4 Agreed Terms

Article 10 So far as Party A is entitled to the land use rights of the land and there is no breaches by Party B on the obligations hereunder, Party A shall be obligated to lease such land use rights to Party B and shall not retrieve or reject to enter into the Land Lease Agreement for any reasons.

Article 11 Party A agrees that land leased by Party B can be used by Party B and its wholly-owned subsidiaries and investment companies within the scope of usage as stipulated by this contract.

Article 12 Given the historical reason for the land, should Party A be unable to continue fulfilling its obligation hereunder due to special causes such as government orders or urban planning, Party A may elect an early termination or amendment of this contract to fully or partially resume the land leased hereunder, subject to an obligation of Party A to compensate Party B on the properties on the resumed land and the direct financial loss(es) of Party B arising from redemption of the land on termination of this contract according to relevant requirements of the Government.

Article 13 Any change of the lease type stipulated herein to transference by Party B during the lease term shall be subject to prior approval of Party A and in such case, procedures and amendments in the land use rights registration shall be approved in accordance to relevant regulations. In the event of unilateral termination or amendments on this contract by Party B, Party B shall be liable to compensate the direct financial loss(es) of Party A.

Article 14 Party B guarantees to Party A on usage of land strictly in accordance to relevant laws and regulations of the Government. Land leased by Party B shall not be transferred, subleased or pledged without approval of Party A. In the event of any loss(es) of Party A arising from the misuse of land of Party B, Party B shall provide compensation.

Article 15 Party B accepts the commission by Party A, according to the relevant provisions of the local tax authorities to declare and pay property taxes and tenure taxes. The tax payment is borne by Party A. The property taxes are settled on quarterly basis and tenure taxes are settled on yearly basis. Party A shall refund to Party B within 15 working days upon receipt of the duty-paid original certificate and tax return statement of assets provided by Party B.

Chapter 5 Usage of Land

Article 16 Land hereunder, upon leasing, shall be used by Party B on purposes related to air transportation business and other auxiliaries in accordance to the land use specified by the State.

Article 17 Any addition of general housings or buildings by Party B on the leased land shall be subject to requirements of urban planning and general planning of land use and the prior approval in written form from Party A. Approval procedures with authorities shall be gone through by Party B with necessary assistance from Party A. Party A confirms that the ownership of the buildings added on the leased land shall belong to Party B, and, upon expiration and where Party B determined not to extend this contract, belong to Party A albeit appropriate compensation with specific amount to be negotiated otherwise between both parties shall be made from Party A to Party B.

Article 18 Any change(s) by Party B on the usage of the leased land shall be subject to requirements of urban planning and general planning of land use and the Land Lease Agreement has to be signed again according to the changed land usage upon the approval from Party A.

Chapter 6 Expiration

Article 19 Should a party require to continue the use of the land after expiration of this contract, the party shall submit extension application to Party A 60 days prior to the expiration date and enter into a renewed contract with Party A.

Chapter 7 Force Majeure

Article 20 None of the parties shall be legally liable to the failure to perform obligations hereunder, whether partially or fully, due to force majeure. Notwithstanding the above, both parties shall perform all necessary remediation measures to reduce the loss arising from force majeure. The party affected by force majeure shall report the situation to the other party within 15 days after such event and provide proof of such force majeure event to the relevant government authority.

Chapter 8 Breach of Contract

Article 21 Failure to perform the requirements hereunder shall be regarded as a breach of the contract. The breaching party shall be liable for compensation on the direct financial loss(es) of the other party.

Article 22 In the event of failure of Party B to provide timely rental payment, the party shall pay an overdue fine, initially equivalent to 0.04% of the amount of the land rental payment, until the party completely settled the payment of such installment.

Chapter 9 Applicable Legal and Dispute Resolutions

Article 23 Resolutions on the entering, effect, explanation, performance and dispute hereof shall be protected and governed by the law of the People’s Republic of China.

Article 24 Any dispute arising from this contract shall be resolved by negotiation of the disputing parties. Either party shall have the right to prosecute a lawsuit in the people’s court upon failure of resolving by negotiation.

Chapter 10 Supplementary Provisions

Article 25 This contract shall not be transferred. Notwithstanding, in case of restructuring, merger and division of either party, this contract shall continue to be performed by the new organization(s) entitled to the rights hereunder after the restructuring, merger and division upon issuance of written notice to the other party and entering of contractual agreements.

Article 26 This agreement shall be made out in quadruplicate with each party holding two copies of each. The contract shall take effect upon signature and seal.

Article 27 For issues not stipulated in this contract, it may be included as the annex of this contract upon the negotiation of both parties. The annex of this contract and this contract are equally valid.

Party A:	Party B:
China Southern Air Holding Company	China Southern Airlines Company Limited
Authorized representative:	Authorized representative:

List of assets		Unit: RMB0’000
Type of assets :	Shares leased assets	Airline catering services leased assets
Total land rent:	6042.5664	315.6534
Total property rent:	3327.7024	338.7242
Total building rent:	156.4078	0.3465
Total pipelines and trenches rent:	188.2898	0
Total rent sub-total	9714.9664	654.7241
Total rent(gross) :		10369.6905

Breakdown of Real estate lease rental project of China Southern Group : Shares leased land	Exhibit 1

Breakdown of Real estate lease rental project of China Southern Group : Shares leased assets

No	Asset no.	Parcel name	Land users at valuation date	Land use rights certificate number	Location of parcel	Registration purpose at valuation reference date	Actual development progress at valuation reference date	Remaining useful life of the land	Land area (m2)	Total net income (RMB0’000/year)	Land use tax unit price (RMB0’000/ year)	Land use tax (RMB0’000/year)	Business tax rate	Management Fee Rate	Land reference annul lease rent (RMB0’000/ year)
1	DXJ004	Airport Service Area	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008712	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	72534.82	255.5914	1.5	0.0059	5.5%	2.5%	277.8232
2	DXJ006	Ground Service Company 1 (Special Garage)	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008714	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	39515.44	139.241	1.5	0.0059	5.5%	2.5%	151.3553
3	DXJ007	Ground Service Company 2 (Ferry Garage)	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008715	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	2863.99	10.0918	1.5	0.0059	5.5%	2.5%	10.9758

4	DXJ013	Cargo Warehouse	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008715	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	33792.16	119.0735	1.5	0.0059	5.5%	2.5%	129.4341
5	DXJ008	Airport Materiel Area	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008716	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	34757.01	122.4736	1.5	0.0059	5.5%	2.5%	133.1299
6	DXJ001	Cultural Centre	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008709	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	20599.43	72.4454	1.5	0.0059	5.5%	2.5%	78.7514
7	DXJ009	Expert Building	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008717	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	1575.94	5.553	1.5	0.0059	5.5%	2.5%	6.0423
8	DXJ010	Cabin	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008753	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	6981.95	24.602	1.5	0.0059	5.5%	2.5%	26.7477

9	DXJ003	Flight Division 1	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008711	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	32989.14	116.2436	1.5	0.0059	5.5%	2.5%	126.3582
10	DXJ002	Flight Division 2	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008710	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	9969.82	35.1311	1.5	0.0059	5.5%	2.5%	38.1924
11	DXJ012	Training Centre	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008728	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	71748.97	252.822	1.5	0.0059	5.5%	2.5%	274.8129
12	DXJ005	New Terminal	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008713	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	215715.2	760.117	1.5	0.0059	5.5%	2.5%	826.2205
Xinjiang sub-total									543003.8700	1913.3854					2079.8437
13	DHEB008	Integrated office area	China Southern Airlines Company Limited	Hagoyong (2007) No 37764	No. 34 Ganshui Road, Xiangfang District, Harbin	Office	Outside parcel red line “Liu Tong” and area inside red line “smooth”	29.48	1854.95	52.1377	18.0000	0.0531	5.5%	2.5%	56.7291

14	DHEB007	Training Centre	China Southern Airlines Company Limited	Hagoyong (2004) No 16103	No. 89 Changjiang Road, Nangang, Harbin	Education	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	360.6	10.1337	14.0000	0.0700	5.5%	2.5%	11.0910
15	DHEB005	Flight Building Office	China Southern Airlines Company Limited	Hagoyong (2004) No 16342	Yiqing Street, Nangang District, Harbin	Land for agencies and organizations	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	1584.3	44.5237	14.0000	0.0700	5.5%	2.5%	48.4714
16	DHEB006	Cabin Office	China Southern Airlines Company Limited	Hagoyong (2004) No 16346	Heping Road, Nangang District, Harbin	Land for agencies and organizations	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	1882.8	52.6514	18.0000	0.0900	5.5%	2.5%	57.3276
17	DHEB004	Airport Maintenance 1	China Southern Airlines Company Limited	Hagoyong (2004) No 16344	Baijiagang Airport, Daoli District	Civil Airport	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	128206.5	641.3741	2.0000	0.0100	5.5%	2.5%	697.1566
18	DHEB001	Airport Maintenance 2	China Southern Airlines Company Limited	Hagoyong (2004) No 16345	Baijiagang Airport, Daoli District	Civil Airport	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	102000	510.2716	2.0000	0.0100	5.5%	2.5%	554.6539

19	DHEB002	Airport Material Area	China Southern Airlines Company Limited	Hagoyong (2004) No 16347	Baijiagang Airport, Daoli District	Civil Airport	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	22230.6	111.212	2.0000	0.0100	5.5%	2.5%	120.8935
20	DHEB003	Airport Services and Catering	China Southern Airlines Company Limited	Hagoyong (2004) No 16349	Baijiagang Airport, Daoli District	Civil Airport	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	9751.9	48.7858	2.0000	0.0100	5.5%	2.5%	53.0389
Harbin									267871.6500	1471.0900					1599.3620
21	DCC002	Agency office	China Southern Airlines Company Limited	Hagoyong (2004) No 010500021	No.5038, Jilindadao, Erdao District (Economic and Technological Development Zone), Changchun	Business	Outside parcel red line “Liu Tong” and area inside red line “smooth”	27.4	7930.3	95.0977	6.0000	0.0164	5.5%	2.5%	103.3849
22	DCC003	Erdao Office Area	China Southern Airlines Company Limited	Hagoyong (2004) No 10500003	1 Gongli, Jixiang Road, Erdao District, Changchun	Civil Airport	Outside parcel red line “Liu Tong” and area inside red line “smooth”	40.13	57146	537.4347	6.0000	0.0241	5.5%	2.5%	594.1943
Changchun sub-total									65076.3000	632.5324					687.5792

23	DCY001	Camp	China Southern Airlines Company Limited	Zhaoyangguoyong (2004) Zidi	No. 58, Section 4, Chaoyangdajie	Land for transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	31226.67	139.1141	4.0000	0.0200	5.5%	2.5%	151.2327
Zhaoyang sub-total									31226.6700	139.1141					151.2327
24	DDL002	Office and hotel	China Southern Airlines Company Limited	Daguoyong (2004) Zi No 04001	No. 65, Yingke Road, Jichangjianjiedao, Ganjingzi	Land for business services	Outside parcel red line “Liu Tong” and area inside red line “smooth”	40	14403.4	621.4499	6.0000	0.0240	5.5%	2.5%	675.5151
Dalian sub-total									14403.4000	621.4499					675.5151
25	DSY011	Youth Hostel	China Southern Airlines Company Limited	Donglingguoyong (2004) No 02508	Xiantao Town, Dongling District, Shenyang	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	1332.32	5.9133	2.0000	0.0100	5.5%	2.5%	6.4384
26	DSY004	Cargo Area	China Southern Airlines Company Limited	Donglingguoyong (2004) No 02505	Xiantao Town, Dongling District, Shenyang	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	17135.56	76.0585	2.0000	0.01000	5.5%	2.5%	82.6832

27	DSY012	Measure and catering area	China Southern Airlines Company Limited	Donglingguoyong (2004) No 02506	Xiantao Town, Dongling District, Shenyang	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	11412	50.6536	2.0000	0.0100	5.5%	2.5%	55.0691
28	DSY001	Airport Material Area	China Southern Airlines Company Limited	Donglingguoyong (2004) No 02502	Xiantao Town, Dongling District, Shenyang	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	14192.63	62.996	2.0000	0.0100	5.5%	2.5%	68.4848
29	DSY015	Office Building	China Southern Airlines Company Limited	Donglingguoyong (2004) No 02509	Xiantao Town, Dongling District, Shenyang	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	6971.394	30.9438	2.0000	0.0100	5.5%	2.5%	33.6454
30	DSY002	Airport Services Area	China Southern Airlines Company Limited	Donglingguoyong (2004) No 02507	Xiantao Town, Dongling District, Shenyang	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	54634.13	242.5008	2.0000	0.0100	5.5%	2.5%	263.5987
31	DSY003	Parking apron	China Southern Airlines Company Limited	Donglingguoyong (2004) No 02501	Xiantao Town, Dongling District, Shenyang	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	14518.87	64.4436	2.0000	0.0100	5.5%	2.5%	70.0583

1

32	DSY006	Parking apron	China Southern Airlines Company Limited	Donglingguoyong (2004) No 02503	Xiantao Town, Dongling District, Shenyang	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	13397.5	59.4663	2.0000	0.0100	5.5%	2.5%	64.6482
33	DSY008	Computer Center	China Southern Airlines Company Limited	Shenyangguoyong (2004) No 0342	No. 388 Qingniandajie, Heping District, Shenyang	Land for scientific research and design	Outside parcel red line “Liu Tong” and area inside red line “smooth”	40	4545.7	150.4611	5.0000	0.0200	5.5%	2.5%	163.5664
34	DSY009	Boiler Room	China Southern Airlines Company Limited	Shenyangguoyong (2004) No 0103	No. 388 Qingniandajie, Heping District, Shenyang	Residential	Outside parcel red line “Liu Tong” and area inside red line “smooth”	30	5156.5	37.5589	5.0000	0.0150	5.5%	2.5%	40.8412
Shenyang sub-total									143296.6040	780.9959					849.0337
Shares leased assets									1064878.4940	5558.5677					6042.5664

Breakdown of Real estate lease rental project of China Southern Group : Airline catering services leased assets	Exhibit 2

Breakdown of Real estate lease rental project of China Southern Group :Airline catering services leased assets

No	Asset no.	Parcel name	Land users at valuation date	Land use rights certificate number	Location of parcel	Registration purpose at valuation reference date	Actual development progress at valuation reference date	Remaining useful life of the land	Land area (m2)	Total net income (RMB0’000/year)	Land use tax unit price (RMB0’000/ year)	Land use tax (RMB0’000/year)	Business tax rate	Management Fee Rate	Land reference annul lease rent (RMB0’000/ year)
1	DXJ011	Xinjiang Airport Catering	China Southern Airlines Company Limited	Niaoguoyobg (2004) No 0008754	No. 46 Yingbin Road, Xinshi District	Transportation	Outside parcel red line “Liu Tong” and area inside red line “smooth”	39.26	14269.36	50.2813	1.5	0.0059	5.5%	2.5%	54.6600
2	DHEB004	Heilongjiang Airoport Catering	China Southern Airlines Company Limited	Haguoyong (2004) No 16344	Baijiagang Airport, Daoli District	Land for Beiji International Trade	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	6962	34.8282	2	0.0100	5.5%	2.5%	37.8676
3	DLD001	Dalian Beiji Trade Building	Dalian Baoshui District Beiji International Trading Company Limited	Baoshuiquguoyong (01) Zi No 4002	Storage and processing area, Baoshui District, Dalian	Civil Airport	Outside parcel red line “Liu Tong” and area inside red line “smooth”	50	7752	205.2457	6	0.0300	5.5%	2.5%	223.1258
Airline catering services leased assets sub-total									28983.3600	290.3552					315.6534